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                           401(K) PLAN
                      FOR HOURLY EMPLOYEES

             (As Adopted Effective January 1, 2000)






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                           401(K) PLAN
                      FOR HOURLY EMPLOYEES

                        TABLE OF CONTENTS

ARTICLE I  INTRODUCTION                                         1
    1.1  Plan; Purpose                                          1
    1.2  Qualified Profit Sharing Plan (With 401(k)
         Arrangement)                                           1
    1.3  Plan Document                                          1
    1.4  Effective Date of Document                             1

ARTICLE II  DEFINITIONS AND CONSTRUCTION                        1
    2.1  Definitions                                            1
    2.2  Choice of Law                                          5

ARTICLE III  PARTICIPATION                                      5
    3.1  Start of Participation                                 5

ARTICLE IV  EMPLOYEE CONTRIBUTIONS                              6
    4.1  401(k) Contributions                                   6
    4.2  After-Tax Contributions                                6
    4.3  Rollover Contributions                                 6
    4.4  Transfers from ESOP                                    6
    4.5  Form of Contribution                                   7

ARTICLE V  EMPLOYER CONTRIBUTIONS                               7

ARTICLE VI  CONTRIBUTION LIMITS                                 7
    6.1  Code Section 402(g) Limit on 401(k) Contributions      7
    6.2  Code Section 401(k) Nondiscrimination Test             7
    6.3  Maximum Annual Additions                               8
    6.4  Deduction Limit                                        8

ARTICLE VII  ACCOUNTS                                           9
    7.1  Accounts                                               9
    7.2  Valuation of Accounts                                  9
    7.3  Statements                                            11
    7.4  Voting Rights on Company Stock                        11
    7.5  Tender or Exchange Offers Regarding Company Stock     11

ARTICLE VIII  INVESTMENT OF ACCOUNTS                           12
    8.1  Investment Options                                    12
    8.2  Participant Loan Program                              13

ARTICLE IX  VESTING                                            13

ARTICLE X  WITHDRAWALS WHILE EMPLOYED                          14
    10.1 Withdrawals for Hardship                              14
    10.2 Withdrawals After Age 59 and one half                 15
    10.4 Withdrawals from Predecessor Plan Subaccounts         16
    10.5 Withdrawal Procedures                                 16

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ARTICLE XI  DISTRIBUTIONS AFTER TERMINATION                    16
    11.1 Benefit on Termination of Employment                  16
    11.2 Time, Form and Medium of Distribution                 16
    11.3 Cash-Out of Small Accounts                            17
    11.4 Minimum Distribution Rules                            17
    11.5 Distribution Procedures                               18

ARTICLE XII  DISTRIBUTIONS AFTER DEATH                         18
    12.1 Benefit on Death                                      18
    12.2 Time, Form and Medium of Distribution                 18
    12.3 Beneficiary Designation                               18
    12.4 Multiple Beneficiaries                                20
    12.5 Minimum Distribution Rules                            20

ARTICLE XIII  MISCELLANEOUS BENEFIT PROVISIONS                 20
    13.1 Valuation of Accounts Following Termination of
         Employment                                            20
    13.2 Direct Rollover Option                                20
    13.3 Missing Participants or Beneficiaries                 21
    13.4 Distribution in Event of Certain Corporate
         Transactions                                          21
    13.5 Distribution to Alternate Payee                       21
    13.6 Brokerage Fees                                        22
    13.8 No Other Benefits                                     22
    13.9 Source of Benefits                                    22
    13.10                                       Incompetent Payee    22
    13.11                 No Assignment or Alienation of Benefits    22
    13.12                                        Payment of Taxes    22
    13.13                                    Conditions Precedent    22
    13.14Delay of Distribution in Event of Stock Dividend or Split   22

ARTICLE XIV  TRANSFER OR REEMPLOYMENT                          23
    14.1 Transfer of Employment                                23
    14.2 Effect of Reemployment                                23

ARTICLE XV  TRUST FUND                                         23
    15.1 Composition                                           23
    15.2 No Diversion                                          23
    15.3 Funding Policy                                        24
    15.4 Share Registration                                    24
    15.5 Purchase/Sale of Company Stock                        24

ARTICLE XVI  ADMINISTRATION                                    24
    16.1 Administration                                        24
    16.2 Certain Fiduciary Provisions                          25
    16.3 Payment of Expenses                                   25
    16.4 Evidence                                              25
    16.5 Correction of Errors                                  25
    16.6 Claims Procedure                                      25
    16.7 Waiver of Notice                                      25
    16.8 Agent For Legal Process                               25
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    16.9 Indemnification                                       25
    16.10                                   Exercise of Authority    26
    16.11       Telephonic or Electronic Notices and Transactions    26

ARTICLE XVII  AMENDMENT, TERMINATION, MERGER                   26
    17.1 Amendment                                             26
    17.2 Permanent Discontinuance of Contributions             27
    17.3 Termination                                           27
    17.4 Partial Termination                                   27
    17.5 Merger, Consolidation, or Transfer of Plan Assets     27
    17.6 Deferral of Distributions                             27

ARTICLE XVIII  PREDECESSOR PLAN ACCOUNTS                       28
    18.1 Transfers from Other Plans                            28
    18.2 Optional Forms of Payment                             28
    18.3 Special Rules if Survivor Annuity Requirements Apply  28

ARTICLE XIX  MISCELLANEOUS PROVISIONS                          29
    19.1 Special Top-Heavy Rules                               29
    19.2 Qualified Military Service                            31
    19.3 Insurance Company Not Responsible for Validity of
         Plan                                                  31
    19.4 No Guarantee of Employment                            31
    19.5 Use of Compounds of Word "Here"                       31
    19.6 Construed as a Whole                                  31

ADDENDUM  SPECIAL RULES FOR PLAN YEAR 2000                     32



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                               ADM
                           401(K) PLAN
                      FOR HOURLY EMPLOYEES
             (As Adopted Effective January 1, 2000)


                            ARTICLE I

                          INTRODUCTION


1.1 Plan; Purpose. The ADM 401(K) PLAN FOR HOURLY EMPLOYEES is sponsored by the Company primarily to provide Eligible Employees with a means to save for their retirement or other purposes, and also to provide Eligible Employees with a means to acquire an ownership interest in the Company.

     The Plan operates in coordination with the ESOP.

1.2 Qualified Profit Sharing Plan (With 401(k) Arrangement). The Plan is a profit sharing plan that is intended to qualify under Code 401(a). The Plan includes a cash or deferred arrangement that is intended to qualify under Code
      401(k).

1.3 Plan Document. The Plan document consists of this document, the various appendices to this document, the List of Participating Employers for the Plan, the List of
     Participating Locations for the Plan, the List of Predecessor Employers for the Plan, the List of Predecessor Plan Subaccounts for the Plan and any document that is expressly incorporated by reference into the Plan.

1.4 Effective Date of Document. The Plan (as stated in this document) is effective January 1, 2000.


                           ARTICLE II

                  DEFINITIONS AND CONSTRUCTION


2.1  Definitions.

2.1.1 "Account" means the bookkeeping account maintained to reflect the Participant's interest in the Trust Fund.

2.1.2 "Active Participant" means an Eligible Employee who has become and remains an Active Participant under Article III.

2.1.3      "Affiliate" means any corporation that is a member  of
     the  same controlled group as the Company as defined in Code
      414(b), any business entity that is under common control with the Company as defined in Code 414(c), any business entity that is a member of an affiliated service group with the Company as defined in Code 414(m), or any other business entity that is required to be aggregated and treated as one employer with the Company under Code 414(o). For purposes of applying the limits
     of  Code   415, Code  414(b) and 414(c) will be  applied  as
     modified by Code  415(h).
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2.1.4      "Annual  Addition" means any of the following  amounts
     credited to the Participant as of any date within the limitation year:

     (a) Employee after-tax contributions credited under any defined contribution plan maintained by the Company or an Affiliate (but not rollover contributions);

     (b)  Employer  contributions  credited  under  any   defined
          contribution plan or simplified employee pension plan maintained by the Company or an Affiliate, including 401(k) Contributions credited under this Plan (including excess contributions distributed under Sec. 6.2, but not including excess deferrals distributed under Sec. 6.1), and including Matching and Non-Matching Contributions credited under the ESOP (including excess contributions distributed thereunder to satisfy the aggregate contribution percentage test of Code 401(m));

     (c) Forfeitures credited under any defined contribution plan maintained by the Company or an Affiliate;

     (d)  Amounts credited to any individual medical benefit account
          (as described in Code 415(l)(2)) under any defined benefit plan maintained by the Company or an Affiliate, provided that, such amounts will be disregarded in applying the twenty-five percent (25%) of compensation limit under Code 415(c)(1)(B); and

     (e) Amounts credited to any separate account for retiree medical benefits (as described in Code 419A(d)(2)) on behalf of any Key Employee under any welfare benefit fund maintained by the Company or an Affiliate.

2.1.5 "Beneficiary" means a person or persons designated as such pursuant to Sec. 12.3.

2.1.6 "Code" means the Internal Revenue Code of 1986, as amended.

2.1.7     "Company" means Archer Daniels Midland Company.

2.1.8     "Company Stock" means common stock of the Company.

2.1.9     "Eligible Employee" means the following:

     (a) General Rule. An Eligible Employee is an Employee who satisfies the following criteria:

          (1) The Employee is paid on an hourly wage basis, or is paid on a regular stated salary basis but is classified by the Company as an hourly wage employee (for example, non-supervisory employees of ARTCO).

          (2)  The  Employee  is  employed with  a  Participating
               Employer (while it is a Participating Employer) at
               a   Participating  Location   (while   it   is   a
               Participating Location).

           (3)  The Employee is not excluded under any one of the
following categories:
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               (A)  Any individual who is compensated on an hourly wage basis but who is nevertheless classified as a salaried employee by the
                    Company, and who is eligible to participate in the ADM
 401(k)
                    Plan for Salaried Employees.

               (B) Any individual who is classified as a probationary or temporary employee by the Company.

               (C) Any individual who is classified as an independent contractor, or as having any status other than a common-law employee, by the Company (regardless of whether such individual
                    is subsequently determined to be a common-law employee or an employee for any other purpose).

               (D) Any individual who is a citizen or resident of a foreign country unless the Company expressly extends eligibility to such
                    individual, such individual does not receive contributions under any funded plan of deferred compensation in a foreign country, and such individual is on the payroll system of the Company or an
                    Affiliate in the United States.

               (E) Any individual who is a Leased Employee with respect to the Company or an Affiliate.

     (b)  Collective Bargaining Employees.  An Employee is not an
          Eligible Employee during any period he/she is a member of a unit of Employees covered by a collective bargaining agreement unless the agreement expressly provides that he/she is eligible to participate in this Plan. For this purpose, a collective bargaining agreement will be deemed to continue in effect after it expires during the pendency of collective bargaining negotiations until the parties have negotiated to "impasse" as determined by the Company, and an Employee thereafter will be an Eligible Employee if and only if participation is part of the impasse proposal of the Company or the Employee was an Eligible Employee before the collective bargaining agreement expired and the Company elects to continue such status.

     (c) Authorized Leaves of Absence. An Employee will continue as an Eligible Employee during any authorized and paid leave of absence if he/she was an Eligible Employee prior to the start of such leave until Termination of Employment or the happening of any event that would have caused the Employee to cease to be an Eligible Employee if he/she had not been on a leave of absence (e.g., if his/her employer ceases to be a Participating Employer).

2.1.10    "Employee" means any common-law employee of the Company
     or an Affiliate (while it is an Affiliate) and any Leased Employee with respect to the Company or an Affiliate; provided that, a Leased Employee will not be an Employee if Leased Employees do not constitute more than twenty percent (20%) of the combined workforce of the Company and Affiliates and the Leased Employee is covered by a plan of the leasing organization that is described in Code 414(n)(5).
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     An  individual  who  is  employed  by  an  eligible  foreign affiliate and who is a citizen or resident of the United States will be treated as an Employee of the Company for the period of his/her employment with the eligible foreign
     affiliate   provided  the  individual   does   not   receive
     contributions under any funded plan of deferred compensation with respect to remuneration received from the eligible foreign affiliate. An "eligible foreign affiliate" is any foreign entity that satisfies the following requirements:
     (i) ten percent (10%) or more of the voting stock or profits interest of the foreign entity is owned by the Company or a domestic Affiliate of the Company, and (ii) the Company has entered into an agreement under Code 3121(l) that applies to individuals employed by that foreign entity who are citizens or residents of the United States.

2.1.11     "ERISA" means the Employee Retirement Income  Security
     Act of 1974, as amended.

2.1.12    "ESOP" means, as applicable to the Participant, the ADM
     Employee Stock Ownership Plan for Hourly Employees or the ADM Employee Stock Ownership Plan for Hourly Employees.

2.1.13      "401(k)  Contribution"  means  a  contribution   made
     pursuant to Sec. 4.1.

2.1.14 "Highly Compensated Employee" means an Employee who was a five-percent owner (as defined in Code 414(q)(2)) at any time during the current Plan Year or the look-back period, or an Employee who received compensation in excess of the amount in effect under Code 414(q)(1)(A) for the look-back period, with "compensation" for this purpose meaning compensation as defined in Sec. 6.3.2.

     The "look-back period" for this purpose is the twelve-month period immediately preceding the current Plan Year.

2.1.15 "Leased Employee" means an individual defined as such under Code 414(n); generally, any individual who is not a common-law employee of the Company or an Affiliate, but who performs services for the Company or Affiliate (while it is an Affiliate) pursuant to an agreement with any other person, provided such individual has performed such services for the Company or Affiliate on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction and control of the Company or Affiliate.

2.1.16    "Normal Retirement Age" means age 65.

2.1.17    "Participant" means any of the following:

     (a)  An Active Participant;

     (b) An Employee or former Employee who is no longer an Active Participant but who still has an Account under the Plan; or

     (c) An Employee or former Employee who has a Rollover Subaccount but who has not yet become an Active Participant.

2.1.18 "Participating Employer" means the Company and any Affiliate that is included on the List of Participating Employers maintained for the Plan during the effective period specified on such list (provided that, an employer will automatically cease to be a Participating Employer as of the date it ceases to be an Affiliate).
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2.1.19     "Plan" means the ADM 401(k) Plan for Hourly Employees,
     as amended.

2.1.20    "Plan Year" means the calendar year.

2.1.21 "Predecessor Employer" means any business entity from whose employment a group of Employees has been transferred to employment with the Company or an Affiliate, or any member of a controlled group of corporations of which an Affiliate used to be a member prior to becoming a member of the controlled group of the Company.

2.1.22 "Spouse" means a person of the opposite sex to whom the Participant is legally married (including a common-law spouse in any state that recognizes common-law marriage).

2.1.23      "Termination   of   Employment"  means   resignation,
     discharge, retirement, death or the happening of any other event or circumstance that results in the severance of the employer-employee relationship with the Company and all Affiliates; provided that, solely to determine whether a Participant is entitled to a distribution from the Plan, a Termination of Employment will not be deemed to have occurred unless there has been a separation from service which the Company
     determines    satisfies    the    requirements    of    Code
      401(k)(2)(B)(i)(I).

2.1.24 "Trust Fund" means the trust fund or funds (or any group annuity contract with an insurance company) that serves as a funding vehicle for the Plan.

2.1.25 "Trustee" means a trustee (or insurance company) appointed and acting as such with respect to all or any portion of the Trust Fund.

2.1.26 "Valuation Date" means each day on which trading occurs on the New York Stock Exchange.

2.2 Choice of Law. The Plan will be governed by the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States. All controversies, disputes, and claims arising hereunder must be submitted to the United States District Court for the Central District of Illinois, except as otherwise provided in any trust agreement or group annuity contract governing all or a portion of the Trust Fund.

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                           ARTICLE III

                          PARTICIPATION

3.1  Start of Participation.

3.1.1 Participants in the ESOP Prior to August 1, 2000. An Eligible Employee who was eligible to make Before-Tax Contributions under the ESOP immediately prior to August 1, 2000, will become an Active Participant on August 1, 2000.

3.1.2 New Participants After August 1,2000. An Employee who does not become an Active Participant on August 1, 2000, will become an Active Participant on the following date:

     (a) The first day of the calendar month that next follows the date on which he/she completes six (6) months of continuous employment with any Controlled Group Member (while it is a Controlled Group Member), provided he/she is then an Eligible Employee; or

     (b) Thereafter, on the first day of the first calendar month on which he/she is an Eligible Employee.

     For this purpose, if an Employee terminates employment and is later rehired, his/her employment after rehire will be deemed to be continuous with his/her employment prior to the earlier termination of employment if the period of absence does not exceed one year.

3.1.3      Former Participants.  A former Active Participant will
     again  become an Active Participant on the first day of  the
     calendar   month  after  he/she  again  becomes  a  Eligible
     Employee.

3.1.4 Credit for Service with a Predecessor Employer. An Employee will receive credit for service with a Predecessor Employer for purposes of determining his/her eligibility to participate in the Plan (and such service will be treated as service with a Controlled Group Member) as required under Code 414(a) or as provided under the List of Predecessor Employers maintained for the Plan.

3.2. End of Participation. An Active Participant will continue as such for so long as he/she remains an Eligible Employee, and a Participant will continue as such until he/she receives full payment of the balance of his/her Account.


                           ARTICLE IV

                     EMPLOYEE CONTRIBUTIONS

4.1  401(k) Contributions.

4.1.1 401(k) Contributions. 401(k) Contributions will be made for each payroll period ending after August 1, 2000, on behalf of each Active Participant who elects to have his/her current compensation reduced in order to receive a 401(k) Contribution for such payroll period. The amount of the 401(k) Contribution will equal the amount of the reduction in current compensation.
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     An  Active  Participant may elect to reduce his/her  current compensation for a payroll period by any whole percent, but not less than one percent (1%) or more than the maximum specified in the applicable Appendix. An election (or the modification or revocation of an election) may be made with such frequency as is deemed appropriate by the Company, and must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic
     system  under circumstances authorized by the Company).   An
     election (or modification or revocation of an election) will be effective as soon as administratively practicable after the election is made, but in no event will it be effective retroactive to a payroll date before the election is made.
     Any   election   in  effect  with  respect   to   Before-Tax
     Contributions under the ESOP as of August 1, 2000, will continue to apply under this Plan after such date until modified or revoked by the Participant.

     An election will apply against "current compensation" which will consist of such payroll items as may be deemed appropriate by the Company, and will be determined without regard to the compensation limit under Code 401(a)(17).

4.1.2 Limits. 401(k) Contributions will be subject to the applicable limits set forth in Article VI, and the Company may restrict the 401(k) Contributions of the Highly Compensated Employees during the Plan Year if and in such manner as it deems appropriate in order to comply with such limits for the Plan Year.

4.2  After-Tax  Contributions.   An  Active  Participant  is  not
     required or permitted to make after-tax contributions under the Plan.

4.3 Rollover Contributions. The Company in its sole discretion may allow an Eligible Employee who receives an "eligible rollover distribution" (as defined in Code 402(c)(4)) from another qualified plan to rollover such distribution to this Plan. An Eligible Employee who makes a rollover will not become an Active Participant merely as a result of the rollover (and thus will not be eligible to make 401(k) Contributions) until he/she has become an Active Participant in accordance with the terms of the Plan.

     A rollover election must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Company.

4.4 Transfers from ESOP. An Active Participant may elect to transfer amounts credited to his/her Account under the ESOP to this Plan under the circumstances described in the ESOP.

4.5 Form of Contribution. 401(k) Contributions attributable to a given payroll period will be paid to the Trust Fund as soon as administratively practicable after the close of such payroll period, but not later then the 15th day of the calendar month following the close of such payroll period.

     401(k) Contributions will generally be paid in cash, but may be paid in shares of Company Stock at the sole discretion of the Company. If paid in shares of Company Stock, such shares will be valued at the closing price of a share of Company Stock on the New York Stock Exchange for the business day immediately preceding the day the Company directs its transfer agent to issue such shares to the Trust Fund (as reported the next following business day in The Wall Street Journal).

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                            ARTICLE V

                     EMPLOYER CONTRIBUTIONS

     The  Plan  is designed to operate in coordination  with  the
     ESOP.   Accordingly, no employer contributions will be  made
     under this Plan but will be made under the ESOP.


                           ARTICLE VI

                       CONTRIBUTION LIMITS

6.1 Code Section 402(g) Limit on 401(k) Contributions. The 401(k) Contributions made on behalf of a Participant for a Plan Year will not exceed the limit in effect for such Plan Year under Code 402(g). If 401(k) Contributions, in combination with all other elective deferrals (as defined in Code 402(g)(3)) of the Participant for the Plan Year, exceed such limit, then the Participant may attribute all or any portion of the excess to this Plan and request that such portion be distributed from this Plan. The portion of the excess attributed to this Plan will first be reduced by the amount of any reduction in 401(k) Contributions made under Sec. 6.2.1. The remaining excess, adjusted for investment gain or loss, will be distributed as soon as administratively practicable after a request for distribution is filed by the Participant (but not later than the April 15 following the close of the Plan Year). Any such request for distribution must be filed by March 1 following the close of the Plan Year in such manner and in accordance with such rules as will be prescribed for this purpose by the Company.

     The investment gain or loss allocable to an excess hereunder will be determined in the same manner generally used for allocating investment gain or loss to Accounts, and will include only investment gain or loss for the Plan Year (and not investment gain or loss for the period from the close of the Plan Year to the date of the distribution). For purposes of determining investment gain or loss, distributions will be deemed to consist of contributions made in reverse order of time ("last-in, first-out"), starting with the last contributions made for the Plan Year.

6.2  Code Section 401(k) Nondiscrimination Test.

6.2.1 Code Section 401(k) Test. The Plan will satisfy the "average deferral percentage test" of Code 401(k)(3) each Plan Year. If such test is not satisfied for a Plan Year, then the 401(k) Contributions made on behalf of Highly Compensated Employees for such Plan Year will be reduced to the extent necessary to satisfy such test, with the amount of the reduction to be determined and allocated among the Highly Compensated Employees in the manner prescribed by
     Code    401(k).   The  excess  allocated  to   each   Highly
     Compensated Employee, adjusted for investment gain or  loss,
     will   be   distributed  to  the  Participant  as  soon   as
     administratively practicable after the close of the Plan Year (but not later than the close of the next Plan Year).
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     The investment gain or loss allocable to an excess hereunder will be determined in the same manner generally used for allocating investment gain or loss to Accounts, and will include only investment gain or loss for the Plan Year (and not investment gain or loss for the period from the close of
     the  Plan  Year  to  the  date of  the  distribution).   For
     purposes   of   determining   investment   gain   or   loss,
     distributions will be deemed to consist of contributions made in reverse order of time ("last-in, first-out"), starting with the last contributions made for the Plan Year.

     The average deferral percentage test will be applied using the current year testing method.

6.2.2 Multiple Use of the Alternative Limitations. The Plan, in coordination with the ESOP, will satisfy the "multiple use" test of Code 401(m)(9) each Plan Year. If such test is not satisfied for any Plan Year, then the 401(k) Contributions made on behalf of Highly Compensated Employees for such Plan Year will be reduced to the extent necessary to satisfy such test in accordance with Sec. 6.2.1.

6.2.3 Incorporation of Guidance. All nondiscrimination tests will be applied by reference to current regulations and subsequent guidance issued by the IRS.

6.3  Maximum Annual Additions.

6.3.1 Defined Contribution Plan Limit. The Annual Additions with respect to a Participant for a limitation year will not exceed the lesser of:

     (a) The dollar amount in effect for such limitation year under Code 415(c)(1)(A)), or

     (b) Twenty-five percent (25%) of the Participant's compensation for the limitation year.

     If a Participant has Annual Additions under more than one defined contribution plan maintained by the Company or an Affiliate, the Annual Additions under all such plans will not exceed the above-specified limit. To the extent necessary to comply with this limit a refund will first be made of the 401(k) Contributions or other elective deferrals (as defined in Code 402(g)(3)) made by the Participant, adjusted for investment gains (if such type of contribution has been made under more than one plan, then the refunds will be made prorata from such plans). For purposes of determining investment gain, refunds will be deemed to consist of contributions made in reverse order of time ("last-in, first-out"), starting with the last contributions made for the limitation year.

     The "limitation year" for this purpose is the Plan Year.

6.3.2      Compensation.  For purposes of applying the limits  of
     Code   415, "compensation" means compensation as defined  in
     Code   415(c)(3),  and  includes those  items  specified  in
     Treas. Reg.  1.415-2(d)(2) and does not include those  items
     specified  in  Treas.  Reg.  1.415-2(d)(3).   "Compensation"
     also   includes  401(k)  Contributions  and  other  elective
     deferrals (as defined in Code 402(g)(3)), and any amounts that are contributed or deferred at the election of the Participant and that are not includible in gross income by reason of Code 125.
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6.4  Deduction  Limit.  The contributions made for any Plan  Year will not exceed the maximum amount allowable as a deduction in computing the taxable income for federal income tax purposes of the Company and its Affiliates for the taxable year of the Company that ends with or within the Plan Year, and each contribution is expressly conditioned upon its being deductible under Code 404.


                           ARTICLE VII

                            ACCOUNTS

7.1  Accounts.

7.1.1 Types of Subaccounts. The following Subaccounts will be maintained under the Plan as part of the Account of each
     Participant:

          (a) A "401(k) Subaccount" to reflect amounts attributable to 401(k) Contributions made under this Plan, and to amounts attributable to balances transferred at the election of the Participant from his/her Before-Tax Subaccount under the ESOP to this Plan.

     (b)  A   "Match  Transfer  Subaccount"  to  reflect  amounts
          attributable to balances transferred at the election of the Participant from his/her Matching Subaccount under the ESOP to this Plan.

     (c) A "Non-Match Transfer Subaccount" to reflect amounts attributable to balances transferred at the election of the Participant from his/her Non-Matching Subaccount under the ESOP to this Plan.

          (d) A "Predecessor Plan Subaccount" to reflect amounts attributable to any transfer received from a Predecessor Plan (and more than one Predecessor Plan Subaccount may be maintained with respect to a given merger or transfer as deemed appropriate by the Company to Account for different contribution sources).

     Additional Subaccounts may also be maintained if considered appropriate in the administration of the Plan.

7.1.2 Balance of Accounts. A Subaccount will have a cash balance expressed in United States Dollars, plus a stock balance expressed in shares of Company Stock to the extent the Subaccount is invested in Company Stock.

7.1.3       Accounts   for   Bookkeeping  Only.    Accounts   and
     Subaccounts are for bookkeeping purposes only and the maintenance of Accounts and Subaccounts will not require any segregation of assets of the Trust Fund.

7.2  Valuation of Accounts.

7.2.1 Daily Adjustments. Subaccounts will be adjusted as of each Valuation Date as follows:
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     (a)  Contributions.  Contributions made with  respect  to  a
          Participant  will  be  added  to  the  balance  of  the
          appropriate Subaccount as soon as administratively practicable after such contributions are paid into the Trust Fund; provided that, for purposes of applying the
          nondiscrimination  tests  under  Code   401(a)(4)   and
          401(k),   for  purposes  of  determining  the   maximum
          allocations   under   Code   415,   for   purposes   of
          calculating the deductions under Code  404 and for  any
          other   qualification  provision   of   the   Code,   a
          contribution will be treated as having been made for the Plan Year designated by the Company provided that the contribution is paid into the Trust Fund by such deadline as may be prescribed for the applicable provision of the Code.

     (b) Gain or Loss on Investment Funds. The gain or loss on the mutual funds or other investment options in which Subaccounts are invested will be reflected in such Subaccounts as provided in Sec. 8.1.2.

     (c) Loan Interest Payments. The interest payments received on a loan made to a Participant will be added to the balance of the appropriate Subaccount as soon as administratively practicable after such interest payments are paid into the Trust Fund. Interest accrued but unpaid on a loan on the date of any distribution from a Subaccount against which the loan is to be offset will be added to the balance of the Subaccount prior to such offset (or as of such earlier date as may be specified in the loan procedures for the participant loan program).

     (d) Cash Dividends. The cash dividends paid on shares of Company Stock held by the Trust Fund as of the record date of such dividend will be allocated among the Subaccounts and the portion allocated to each Subaccount will be added to balance of the Subaccount as soon as administratively practicable after such dividends are paid into the Trust Fund. The portion of such cash dividends allocated to each Participant Subaccount will be determined by multiplying the total cash dividends by a fraction, the numerator of which is the number of shares of Company Stock credited to the Subaccount as of the date the dividends are paid into the Trust Fund (or as of such other date as may be established by the Company) and the denominator of which is the total number of shares of Company Stock held in all Participant Subaccounts as of the date the dividends are paid into the Trust Fund (or as of such other date as may be established by the Company).

     (e) Stock Dividends and Splits. The stock dividends paid on shares of Company Stock credited to any Subaccount of a Participant as of the record date of such dividend, and stock splits or reverse stock splits with respect to shares of Company Stock credited to any Subaccount of a Participant as of the record date of such split, will be added to the balance of the Subaccount as soon as administratively practicable after the additional shares resulting from such stock dividend, stock split or reverse stock split are paid into the Trust Fund.

     (f) Withdrawals and Distributions. The withdrawals and distributions made from a Subaccount will be subtracted from the balance of the Subaccount as of the date the withdrawal or distribution is made from the Trust Fund.
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     Any  items of income, gain or loss, or expense not  provided for under the above provisions and not applied to pay expenses of the Plan will be allocated among the Subaccounts in accordance with rules prescribed for this purpose by the Company and the portion allocated to each will be added to or subtracted from the Subaccount as of the date established by the Company.

7.2.2 Processing Transactions Involving Accounts. Accounts shall be adjusted to reflect contributions, distributions and other transactions as provided in Sec. 7.2.1. However, all information necessary to properly reflect a given transaction in the Subaccounts may not be immediately available, in which case the transaction will be reflected in the Subaccounts when such information is received and processed. Further, subject to express limits that may be imposed under the Code, the Company reserves the right to delay the processing of any contribution, distribution or other transaction for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive net asset values or prices, or to correct for its errors or omissions or the errors or omissions of any service provider). With respect to any contribution, distribution or other transaction, the processing date of the transaction will be considered the applicable Valuation Date for that transaction and will be binding for all purposes of the Plan.

7.3 Statements. The Company may cause benefit statements to be issued from time to time advising Participants of the status of their Accounts, but it is not required to issue benefit statements and the issuance of such benefit statements (and any errors that may be reflected on benefit statements) will not in any way alter or affect the rights of Participants with respect to the Trust Fund.

7.4  Voting Rights on Company Stock.

7.4.1 Voting of Allocated Shares. A Participant (or Beneficiary of a deceased Participant) may instruct the Trustee as to how to vote shares of Company Stock credited to his/her Account on any matter submitted for a vote to shareholders of the Company. The number of shares with respect to which a Participant may provide voting instructions will equal the number of full and fractional shares credited to his/her Account as of the record date for determining the shareholders entitled to vote at the shareholder meeting. The Company will cause the proxy materials that are sent to shareholders to be sent to Participants prior to the shareholders meeting at which the vote is to be cast. The Company or Trustee will establish a deadline by which instructions must be received from Participants; the Trustee will tabulate the instructions received by that deadline, will determine the number of votes for and against each proposal, and will vote the allocated shares in accordance with the directions received.

7.4.2 Voting of Unallocated Shares/Shares for Which Directions Not Received. The Trustee will vote all shares of Company Stock credited to Accounts for which instructions from the Participants (or Beneficiaries) have not been received by the established deadline in the same proportion as the vote cast pursuant to Sec. 7.4.1.

7.4.3 Named Fiduciary. A Participant (or Beneficiary) will be a "named fiduciary" to the extent of the voting control granted under this Section.
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7.5  Tender or Exchange Offers Regarding Company Stock.

7.5.1 Tender of Allocated Shares. A Participant (or Beneficiary of a deceased Participant) may instruct the Trustee as to whether or not to tender or exchange shares of Company Stock credited to his/her Account in any tender or exchange offer for shares of Company Stock. The number of shares with respect to which a Participant may provide instructions will equal the number of full and fractional shares credited to his/her Account as of a date established by the Company that precedes the date on which a response is required to the offer (with appropriate adjustments to reflect subsequent transactions with respect to the Account). The Company will use reasonable efforts to cause each Participant to be sent a notice of the terms of any tender or exchange offer, and to be provided with forms by which the Participant may instruct the Trustee to tender shares of Company Stock credited to his/her Account, to the extent permitted under the terms of such offer. The Company or Trustee will establish a deadline by which instructions must be received from Participants; the Trustee will tabulate the instructions received by that deadline, will determine the number of shares to tender and retain, and will tender or retain the allocated shares in accordance with the directions received.

     A Participant (or Beneficiary ) may not instruct the Trustee to tender or exchange some but less than all of the shares of Company Stock credited to his/her Account, and an instruction to tender or exchange less than all will be deemed to be an instruction not to tender or exchange any shares of Company Stock credited to his/her Account.

7.5.2 Tender of Unallocated Shares/Shares for Which No Directions Received. The Trustee will tender or exchange, or retain, shares of Company Stock credited to Participant Accounts for which instructions from the Participant (or Beneficiary) have not been received by the established deadline, in the same proportion as the decision made in Sec. 7.5.1.

7.5.3 Named Fiduciary. A Participant (or Beneficiary) will be a "named fiduciary" to the extent of the investment control granted under this Section.

                          ARTICLE VIII

                     INVESTMENT OF ACCOUNTS

8.1  Investment Options.

8.1.1 Investment Options. The Company will determine the investment options that will be made available under the Plan, which may include mutual funds, common or commingled investment funds, a group annuity, deposit administration or separate account contract issued by an insurance company, Company Stock (maintained using share accounting or as part of a pooled investment fund using unit accounting) or any other investment option deemed appropriate by the Company. The Company may at any time and from time to time add to or remove from the investment options; provided that, at least three (3) investment options will be available at all times under the Plan.

     A Participant (or Beneficiary following the death of the Participant) will be allowed to direct the investment of his/her Subaccounts among the investment options available under the Plan.

     The Plan is intended to comply with ERISA  404(c).
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Page 18
8.1.2 Investment Gains or Losses. Investment gains or losses of the Trust Fund with respect to an investment option will be allocated as follows:

     (a) In the case of any mutual fund, the value of that portion of a Subaccount invested in the mutual fund as of any date will equal the value of a share in such fund multiplied by the number of shares credited to the Subaccount.

     (b) In the case of any pooled investment fund, gains or losses on the pooled investment fund will be allocated among the Subaccounts in proportion to the value of that portion of each Subaccount invested in such fund immediately prior to the allocation, and the gain or loss allocated to each will be credited to or charged against the Subaccount. Alternatively, unit values may be established for a pooled investment fund in accordance with investment rules prescribed for this purpose by the Company, and the value of that portion of a Subaccount invested in a pooled investment fund will equal the value of a unit in such fund multiplied by the number of units credited to the Subaccount.

     (c) In the case of any investment that is held specifically for a Subaccount, any gain or loss on such investment will be credited to or charged against the Subaccount.

     Any investment gain or loss of the Trust Fund that is not directly attributable to the investment of the Account of any Participant (including, for example, any "float" earned on the disbursement account established for the Plan and not treated as part of the compensation of the Trustee or paying agent for the Plan, and any 12b-1 or similar fees paid to the Plan) will be applied to pay administrative expenses of the Plan, with any excess remaining at the close of the Plan Year being allocated among the Accounts in accordance with rules established for this purpose by the Company.

8.1.3. Investment Direction Procedures. Investment directions may be given with such frequency as is deemed appropriate by the Company, and must be made in such percentage or dollar increments, in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances so authorized by the Company). All investment directions will be complete as to the terms of the investment transaction and will remain in effect until a new investment direction is filed by the Participant.

8.1.4 Processing Investment Transactions. Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. Neither the Plan nor the Company provides a guarantee that investment directions will be processed on a daily basis, or provides a guarantee in any respect as to the processing time of an investment direction. Notwithstanding the general provisions of Sec. 7.2.1, the Company reserves the right to not value an investment option or a Subaccount on any given Valuation Date for any reason deemed appropriate by the Company. The Company further reserves the right to delay the processing of any investment transaction for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, to correct for its errors or omissions or the errors or omissions of any service provider). With respect to any investment transaction, the processing date of the transaction will be considered the applicable Valuation Date for that transaction and will be binding for all purposes of the Plan.
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Page 19
8.2 Participant Loan Program. The Company may establish a participant loan program in accordance with ERISA
       408(b)(1), the terms and conditions of which will be determined by the Company and set forth in written loan procedures that will be deemed to form part of the Plan. The rules and regulations will apply on a uniform basis to all Participants, and will not allow for an offset against the balance of an Account upon default of a loan prior to the date distributions are permitted under the Code
     (regardless of whether a prior taxable event occurs in connection with the loan under Code 72(p)).


                           ARTICLE IX

                             VESTING

     A Participant will have a fully vested and nonforfeitable interest at all times in his/her Account under this Plan.


                            ARTICLE X

                   WITHDRAWALS WHILE EMPLOYED

10.1 Withdrawals for Hardship.

10.1.1    Withdrawal.  A Participant may make a withdrawal from a
     Subaccount  specified in 10.1.2 prior  to  the  date  he/she attains age fifty-nine and one-half (59 and one half) if the withdrawal is on account of an immediate and heavy financial need and the  withdrawal  is needed to alleviate the financial  need.
     However, a withdrawal will not be allowed of an amount  less than  one  thousand dollars ($1,000) (or  the  total  amount
     available  for withdrawal if less than such amount).   Also,
     no more than one withdrawal will be allowed in any Plan Year from this Plan pursuant to this Section or from the ESOP pursuant to Sec. 10.1 of the ESOP (any withdrawal made at the same time from both plans will be treated as one withdrawal).

10.1.2 Available Subaccounts/Ordering. A withdrawal under this Section will be made from the 401(k) Subaccount.

     A withdrawal will be allowed under this Section only if the Participant has first received any available withdrawal from his/her Rollover Subaccount.

     Notwithstanding any contrary provision, a withdrawal from the 401(k) Subaccount may not exceed an amount equal to the 401(k) Contributions credited to such Subaccount. If a Participant has transferred all or any portion of his/her Before-Tax Subaccount from the ESOP to this Plan, a withdrawal from the 401(k) Subaccount may not exceed the balance of the Before-Tax Subaccount under the ESOP as of December 31, 1988, plus the amount of the Before-Tax Contributions credited to such Subaccount after December 31, 1988, and prior to August 1, 2000, plus the amount of the 401(k) Contributions credited to the 401(k) Subaccount after August 1, 2000, reduced by the amount previously withdrawn from on account of hardship from the Before-Tax Subaccount under the ESOP or the 401(k) Subaccount.
19



Page 20
10.1.3 Immediate and Heavy Financial Need. A withdrawal will be deemed to be on account of an immediate and heavy financial need only if the withdrawal is for one of the following reasons:

     (a) Expenses for medical care (as defined in Code 213(d)) incurred by the Participant, the Spouse of the
          Participant,  or  any  dependent (as  defined  in  Code
            152) of the Participant, or expenses necessary for any of such persons to obtain such medical care.

     (b)  Costs directly related to the purchase of the principal
          residence   of  the  Participant  (excluding   mortgage
          payments).

     (c) Payment of tuition, related educational fees and room and board expenses for the next semester or quarter of post-secondary education for the Participant or the Spouse, child, or dependent (as defined in Code 152) of the Participant.

     (d) To prevent the eviction of the Participant from his/her principal residence or foreclosure on the mortgage of the principal residence of the Participant.

10.1.4 Needed to Alleviate Need. A withdrawal will be deemed to be needed to alleviate an immediate and heavy financial need only if:

     (a) The withdrawal amount does not exceed the amount of the immediate and heavy financial need (plus the amount necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the withdrawal as determined by the Company).

     (b) The Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under all plans maintained by the Company or an Affiliate.

     (c)  The  Participant  agrees that the 401(k)  Contributions and  other  elective  deferrals  (as  defined  in  Code
            402(g)(3)) and employee contributions under all other
          qualified   and   nonqualified   plans   of    deferred
          compensation (including stock option, stock purchase or similar plan) maintained by the Company or an Affiliate, will be suspended for at least twelve (12) months after the receipt of the hardship distribution. This will not prevent the "cash-less" exercise of any stock option.

     (d) For the calendar year immediately following the calendar year of the withdrawal, the Participant may
          not   make  elective  deferrals  (as  defined  in  Code
            402(g)(3)) under all plans maintained by the  Company
          or  any  Affiliate  in excess of the  applicable  limit
          under Code 402(g) for such next calendar year less the amount of his/her elective deferrals for the calendar year of the hardship distribution.

10.1.5 Medium of Withdrawal. A withdrawal will be made in the following medium at the election of the Participant:

               (a)  Fully in cash; or

               (b) Fully in whole shares of Company Stock (with any fractional share in cash).
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Page 22
10.2 Withdrawals After Age 59 and one half.

10.2.1 Withdrawals. A Participant may make a withdrawal from a Subaccount specified in 10.2.2. for any reason after he/she attains age fifty-nine and one-half (59 and one half). However, a withdrawal will not be allowed of an amount less than one thousand dollars ($1,000) (or the total amount available for withdrawal if less than such amount). Also, no more than one withdrawal will be allowed in any Plan Year from this Plan pursuant to this Section or from the ESOP pursuant to Sec. 10.2 of the ESOP (any withdrawal made at the same time from both plans will be treated as one withdrawal).

10.2.2 Available Subaccounts/Ordering. A withdrawal under this Section will be made from the Subaccounts in the following order:

     (a)  401(k) Subaccount;

     (b)  Matching Transfer Subaccount; and

     (c)  Non-Matching Transfer Subaccount.

     A withdrawal will be allowed under this Section only if the Participant has first received any available withdrawal from his/her Rollover Subaccount.

10.2.3 Medium of Withdrawal. A withdrawal will be made in the following medium at the election of the Participant:

               (a)  Fully in cash; or

               (b) Fully in whole shares of Company Stock (with any fractional share in cash).

10.3 Withdrawals from Rollover Subaccounts. A Participant may make a withdrawal at any time and for any reason from a Rollover Subaccount. However, no more than one withdrawal will be allowed for any reason in any Plan Year from this Plan pursuant to this Section.

10.4 Withdrawals   from   Predecessor   Plan   Subaccounts.     A
     Participant  may  make a withdrawal from a Predecessor  Plan
     Subaccount  as  provided  on the List  of  Predecessor  Plan
     Accounts for the Plan.

10.5 Withdrawal Procedures. A withdrawal request must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances authorized by the Company).


                           ARTICLE XI

                 DISTRIBUTIONS AFTER TERMINATION

11.1 Benefit on Termination of Employment. A Participant will be eligible to receive a distribution of the balance of his/her
     Account following his/her Termination of Employment in accordance with the terms of this Article.
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11.2 Time, Form and Medium of Distribution.

11.2.1 Time of Distribution. A distribution will be made (or distributions will commence) as soon as administratively practicable after the Participant files a request for distribution following his/her Termination of Employment, but not later than sixty (60) days after the close of the Plan Year in which he/she attains Normal Retirement Age (or in which his/her Termination of Employment occurs, if later).

11.2.2 Form of Distribution. A distribution will be made in the following form:

          (a) Retirements. If the Termination of Employment is a normal retirement or an early retirement under the ADM Pension Plan for Hourly Employees, or if the Participant is receiving disability payments under any long-term disability plan maintained by the Company or an Affiliate, payment will be made in either of the following forms at the election of the Participant:

                     (1)   A single-sum distribution of the  full
               balance of his/her Account (provided he/she also receives a single-sum distribution of the full balance of his/her Account under the ESOP); or

                     (2)   Two or more partial distributions each
               of which (other than the final distribution) is not less than one-thousand dollars ($1,000).

                          No  more  than one partial distribution
               may  be  made in any calendar year from the 401(k)
               Plan and/or ESOP.

          (b) Vested Terminations. In all other cases, the distribution will be in the form of a single-sum distribution of the full balance of his/her Account
          (partial distributions are not permitted).

11.2.3 Medium of Distribution. A distribution (other than from a Predecessor Plan Account) will be made in the following medium at the election of the Participant:

               (a)  Fully in cash; or

               (b) Fully in whole shares of Company Stock (with any fractional share in cash).

     A distribution from a Predecessor Plan Subaccount will be made in cash unless otherwise specified in the List of Predecessor Plan Accounts for the Plan.

11.2.4 Default Upon Failure to Request Distribution. If the Participant fails to file a distribution request, a distribution will be made as soon as administratively practicable after the Participant attains Normal Retirement Age (or after his/her Termination of Employment occurs, if later) in the form of a single-sum distribution in whole shares of Company Stock to the extent the Account is then invested in shares of Company Stock (with the balance in cash).

11.2.5 Ordering. A partial distribution will be drawn from the Subaccounts in the following order:

     (a)  Rollover Subaccount;
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     (b)  401(k) Subaccount;

     (c)  Matching Transfer Subaccount; and

     (d)  Non-Matching Transfer Subaccount.

11.3 Cash-Out of Small Accounts. Any contrary provision notwithstanding, if the value of a Participant's Account does not exceed $5,000, a single-sum distribution of the full balance of the Account will be made to the Participant as soon as administratively practicable after his/her Termination of Employment. If the Participant fails to file an election as to the medium of distribution, the distribution will be made in cash.

     If the value of a Participant's Account exceeds $5,000 as of the earliest payment date available to the Participant, but subsequently falls below such amount (for example, because of distributions or investment losses) the Company may then direct that the full balance of the Account be distributed to the Participant.

11.4 Minimum Distribution Rules. Notwithstanding any contrary provision, distributions will be made as necessary to comply with the minimum distribution rules of Code 401(a)(9) (including the incidental death benefit rules of Code
       401(a)(9)(G)). To calculate the minimum distribution for the first year, the initial life expectancy (or joint life and last survivor expectancy) will be determined based on the age of the Participant and his/her Beneficiary as of the birthday in the calendar year prior to the calendar year in which the required beginning date falls using the expected return multiples in Tables V and VI of Treas. Reg. 1.72-9 or, if applicable, the appropriate minimum distribution incidental benefit table in Prop. Treas. Reg. 1.401(a)(9)-
     2. To calculate the minimum distribution for each succeeding year, the initial life expectancy (or joint life and last survivor expectancy) will be reduced by one for each succeeding year (and life expectancies will not be redetermined each year). A minimum distribution will be drawn from the Subaccounts in the order specified in Sec. 11.2.5.

     The  "required  beginning date" for this purpose  means  the
     April  1  of  the calendar year after the later of  (i)  the calendar  year in which he Participant attains age  70 and one half,  or
     (ii)   the  calendar  year  of  Termination  of  Employment.
     However,  clause (ii) will not apply to any Participant  who is  more than a five-percent owner (as defined in Code  416)
     with  respect to the Plan Year in which he/she  attains  age
     70 and one half.

11.5 Distribution Procedures. A distribution request must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances authorized by the Company).


                           ARTICLE XII

                    DISTRIBUTIONS AFTER DEATH

12.1 Benefit on Death. The Beneficiary of a Participant will be eligible to receive a distribution of that portion of the balance (or remaining balance) of the Participant's Account allocated to such Beneficiary following the Participant's death in accordance with the terms of this Article.
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12.2 Time, Form and Medium of Distribution.

12.2.1 Time of Payment. A distribution will be made as soon as administratively practicable after the death of the Participant and the entitlement of the Beneficiary has been determined by the Company.

12.2.2 Form of Distribution. A distribution will be made in the form of a single-sum distribution of the full balance payable to the Beneficiary.

12.2.3 Medium of Distribution. A distribution (other than from a Predecessor Plan Subaccount) will be made in the following medium, at the election of the Beneficiary:

               (a)  Fully in cash; or

          (b) Fully in whole shares of Company Stock (with any fractional share paid in cash).

     A distribution from a Predecessor Plan Subaccount will be made in cash unless otherwise specified in the List of Predecessor Plan Accounts for the Plan.

12.2.4     Default Upon Failure to Request Distribution.  If  the
     Beneficiary fails to file an election as to the medium of distribution, a distribution will be made in cash.

12.3 Beneficiary Designation.

12.3.1 General Rule. A Participant may designate any person (natural or otherwise, including a trust or estate) as his/her Beneficiary to receive any balance remaining in his/her Account when he/she dies, and may change or revoke a Beneficiary designation previously made without the consent of any Beneficiary named therein.

12.3.2     Special Requirements for Married Participants.   If  a
     Participant has a Spouse at the time of death, such Spouse will be his/her Beneficiary unless:

     (a) The Spouse has consented in writing to the designation of a different Beneficiary;

     (b) The Spouse's consent acknowledges the effect of such designation; and

     (c) The Spouse's consent is witnessed by a notary public or an authorized representative of the Plan.

     Consent of a Spouse will be deemed to have been obtained if it is established to the satisfaction of the Company that such consent cannot be obtained because the Spouse cannot be located, or because of such other circumstances as may be prescribed by the Secretary of Treasury. A consent by a Spouse will be effective only with respect to such Spouse, and cannot be revoked. A Beneficiary designation that has received spousal consent cannot be changed without spousal consent.

12.3.3      Form   and  Method  of  Designation.   A  Beneficiary
     designation must be made on such form and in accordance with such rules as may be prescribed for this purpose by the
     Company.   A Beneficiary designation will be effective  (and
     will revoke all prior designations) only if it is received by the Company (or if sent by mail, the post-mark of the mailing is) prior to the date of death of the Participant. The Company may rely on the latest Beneficiary
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     designation on file with it (or may direct that  payment  be made pursuant to the default provision of the Plan if an effective designation is not on file) and will not be liable to any person making claim for such payment under a subsequently filed Beneficiary designation or for any other reason.

12.3.4     Default Designation.  If a Beneficiary designation  is
     not on file with the Company, or if no designated Beneficiary survives the Participant, the Beneficiary will be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

       (a)  The Participant's Spouse.

          (b) The Participant's children, except that if any of the Participant's children predecease the Participant but leave issue surviving the Participant, such issue will take by right of representation the share their parent would have taken if living.

       (c)  The Participant's parents.

       (d)  The Participant's brothers and sisters.

       (e)  The Participant's estate.

     The identity of the Beneficiary in each case will be determined by the Company.

12.3.5 Successor Beneficiary. If a Beneficiary survives the Participant but dies before receiving the full balance to which he/she is entitled, the remaining balance will be payable to the surviving contingent Beneficiary designated by the Participant or otherwise to the estate of the deceased Beneficiary.

12.3.6 Special Rules. In the case of an Active Participant in this Plan on August 1, 2000, a Beneficiary designation in effect under the ESOP immediately prior to August 1, 2000, will be deemed to apply with respect to this Plan unless and until changed or revoked by the Participant.

     A Beneficiary designation in effect under a predecessor plan immediately prior to its merger into this Plan or transfer of account balance to this Plan will be deemed to be valid under this Plan with respect to the resulting Predecessor Plan Subaccount (and only such subaccount) unless and until changed or revoked by the Participant.

12.4 Multiple Beneficiaries. If more than one Beneficiary is entitled to benefits following the death of a Participant, the interest of each will be segregated for purposes of applying this Article.

12.5 Minimum Distribution Rules. Notwithstanding any contrary provision, distributions after the death of the Participant will be made as necessary to comply with the minimum distribution rules of Code 401(a)(9) (including the incidental death benefit rules of Code 401(a)(9)(G)). To comply with such minimum distribution rules, distribution of the full balance payable to all Beneficiaries will be made not later than the last day of the calendar year in which falls the fifth (5th) anniversary of the date the Participant dies.

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                          ARTICLE XIII

                MISCELLANEOUS BENEFIT PROVISIONS

13.1 Valuation of Accounts Following Termination of Employment.

13.1.1 Continued Adjustment of Accounts. If a distribution of all or any portion of an Account is deferred or delayed for any reason, the Account will continue to be adjusted to reflect investment gains or losses in accordance with the terms of the Plan.

13.1.2 Segregation of Accounts/Disbursement Accounts. If investments are liquidated to allow for a distribution, the resulting proceeds may be credited to a segregated account maintained under the Plan for the benefit of the person to whom the distribution is to be made, and any investment gains or losses on such segregated account will be allocated solely to such segregated account (and the Accounts of other Participants or Beneficiaries will not be affected by such investment gains or losses). Any such segregated account may be held uninvested in cash, or invested in an interest-bearing account or other short-term investment as directed by the Company pending distribution from the Plan.

     A disbursement account also will be established for the Plan (either with the Trustee, any affiliate of the Trustee, or any third party bank selected by the Company) to allow for any distributions from the Plan. Such disbursement account is separate and distinct from any segregated account established under the prior paragraph, and any interest or other income earned on such disbursement account will inure to the benefit of the Plan and not the Participant. Such interest or other income will be applied to pay administrative expenses of the Plan or, pursuant to agreement with the Trustee or paying agent for the Plan, will be treated as part of the compensation of the Trustee or paying agent for the Plan. In any event, a Participant will have no claim to any income on any disbursement account established for the Plan.

13.2 Direct Rollover Option. A distribution to a Participant, the surviving Spouse of a Participant, or an alternate payee under a qualified domestic relations order who is the Spouse or former Spouse of a Participant may be made in the form of a direct rollover to an individual retirement account or annuity described in Code 408 or to another qualified plan described in Code 401(a); except that, a qualified plan is not available as a rollover alternative in the case of the surviving Spouse of the Participant. A direct rollover will be allowed only to the extent that the distribution is an
     "eligible  rollover  distribution"  (as  defined   in   Code
     402(f)) (e.g., an eligible rollover distribution does not include a hardship distribution from a 401(k) Subaccount, a distribution that is part of a series of installments payable over a period of ten (10) years or more or a
     distribution  that is required under Code  401(a)(9)).   The
     recipient of an eligible rollover distribution must provide the Company with the information necessary to accomplish the direct rollover in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances authorized by the Company).
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13.3 Missing  Participants or Beneficiaries.   A  Participant  or
     Beneficiary  must maintain his/her most recent  post  office
     address   on  file  with  the  Company.   Any  communication
     addressed to the Participant or Beneficiary at the post office address on file with the Company will be binding on the Participant or Beneficiary for all purposes of the Plan,
     and   the  Company  is  not  obligated  to  search  for  any
     Participant or Beneficiary.  If a Participant
     or Beneficiary fails to claim any amount payable under the Plan (or fails to cash any check drawn on the disbursement account established for the Plan), such amount will be forfeited by the Participant or Beneficiary at such time as is deemed appropriate by the Company, or may be disposed of in such other equitable manner as is deemed appropriate by the Company. Any forfeited amounts shall be transferred to the ESOP and applied to reduce Matching Contributions made
     to  the  ESOP.   If  a Participant or Beneficiary  claims  a
     forfeited amount prior to termination of the Plan, the value forfeited (measured as of the date of the forfeiture) shall be restored to the Participant or Beneficiary (without
     adjustment  for  subsequent income  or  appreciation).   The
     Company shall make an additional contribution to the Plan as necessary to provide for the restoration.

13.4 Distribution in Event of Certain Corporate Transactions. The Company or an Affiliate may from time to time sell an interest in a subsidiary. The Company or an Affiliate also may from time to time sell a facility, division or service line and, in connection with such sale, a Participant may terminate his/her employment with the Company and become an employee of the purchaser of such facility, division or service line. In either event, the Company will determine whether a separation from service has occurred that satisfies the requirements of Code 401(k)(2)(B)(i)(I) and thus whether there has been a Termination of Employment that allows a distribution from the Plan. If the Company determines that there has not been a separation from service, the Company, in its sole discretion may nonetheless allow affected Participants to receive a distribution of their Account if it determines that either of the following events has occurred:

     (a) There has been a sale by the Company or an Affiliate (provided it is a corporation) of substantially all of the assets (within the meaning of Code 409(d)(2)) used in a trade or business to another corporation.

     (b)  There  has  been a sale by the Company or an  Affiliate
          (provided it is a corporation) of an interest in a subsidiary (within the meaning of Code 409(d)(3)).

     A distribution under this provision will be allowed only in the form of a single-sum payment to be made as of the date established by the Company that is not later than the last day of the Plan Year following this event.

13.5 Distribution to Alternate Payee. An alternate payee under a qualified domestic relations order (each as defined in Code
       414(p)) may elect to receive a lump-sum distribution of the amount assigned to such individual under the order as soon as administratively practicable after the Company has determined that the order is a qualified domestic relations order (and all time for appeal of such decision has expired), or as of such later date as may be specified in the order, without regard to whether such distribution is made  prior  to the earliest retirement age (as  defined  in
     Code   414(p)).   If  the amount assigned to  the  alternate
     payee under a qualified domestic relations order does not exceed five thousand dollars ($5,000), such amount will be paid to the alternate payee in a lump-sum distribution as
     soon   as   administratively  practicable  after  the   date
     specified above and a delayed distribution option will not be available to the alternate payee.
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13.6 Brokerage  Fees.  Any brokerage fees incurred to accommodate any distribution in cash that requires that shares of Company Stock be sold to allow for such distribution (other than a distribution of cash in lieu of a fractional share) will be reduced to reflect any broker fees incurred on the sale of Company Stock.

13.7 Put Option. If shares of Company Stock are either not readily tradable on an established securities market, or are subject to a trading limitation when such shares are distributed, such shares will be subject to the same "put option" as provided under the ESOP.

13.8 No   Other   Benefits.   No  benefits   other   than   those
     specifically provided for in the Plan document will be provided under the Plan.

13.9 Source of Benefits. All benefits to which any person becomes entitled under the Plan will be provided only out of the Trust Fund and only to the extent that the Trust Fund is adequate therefor. The Participants and Beneficiaries assume all risk connected with any decrease in the market value of shares of Company Stock or any other assets held under the Plan, and the Company and its Affiliate do not in any way guarantee the Trust Fund against any loss or depreciation, or the payment of any amount, that may be or become due to any person from the Trust Fund.

13.10 Incompetent Payee. If a person entitled to payments hereunder is in the opinion of the Company unable to care for his/her affairs because of a mental or physical condition, any payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payments due the person to be made, for such person's use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person. The Company will have no liability with respect to payments so made and will have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

13.11 No Assignment or Alienation of Benefits. The interests of any person who is entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, directly or indirectly, except as expressly permitted under Code 401(a)(13).

13.12 Payment of Taxes. The Trustee may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Trustee's opinion it will be or may be required to pay out of such benefit. The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee will deem necessary for its protection.

13.13 Conditions Precedent. No person will be entitled to a benefit until his/her right to such benefit has been finally determined by the Company nor until he/she has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

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13.14      Delay  of  Distribution in Event of Stock Dividend  or
     Split. The Company may direct that, no distribution will be made between the record date and the ex-date of any stock dividend, stock split or reverse stock split if the ex-date is after the record date.


                           ARTICLE XIV

                    TRANSFER OR REEMPLOYMENT

14.1 Transfer of Employment.

14.1.1 Transfers To Salaried Plan. If a Participant in this Plan becomes a participant in the ADM 401(k) Plan for Salaried Employees, the Company may arrange for transfer of his/her Account under this Plan to a comparable account under the ADM 401(k) Plan for Salaried Employees.

14.1.2 Transfers From Salaried Plan. If a participant in the ADM 401(k) for Salaried Employees becomes an Eligible Employee, he/she will become an Active Participant in this Plan (and will cease to be a participant in the ADM 401(k) Plan for Salaried Employees) effective for the first payroll period that begins in the calendar month after the date he/she becomes an Eligible Employee. All elections and designations made under the ADM 401(k) Plan for Salaried Employees (including contribution elections and Beneficiary designations) will continue in effect under this Plan until modified or revoked in accordance with the terms of this Plan. The Company also may arrange for transfer of his/her account balance under such Plan to the comparable Accounts under this Plan.

14.2 Effect of Reemployment. If a Participant is reemployed by the Company or an Affiliate (while it is an Affiliate) before he/she has received full distribution of the balance of his/her Account, entitlement to a distribution will cease upon such reemployment, and will recommence in accordance with the terms of the Plan upon subsequent Termination of Employment.


                           ARTICLE XV

                           TRUST FUND

15.1 Composition. The assets of the Plan will be held in trust by one or more Trustees appointed by the Company under one or more trust agreements. The Company may cause the assets held under any trust agreement to be divided into any number of parts for investment purposes or any other purpose deemed necessary or advisable for the proper administration of the Plan.

15.2 No  Diversion.   The Trust Fund will be maintained  for  the
     exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Employees or their Beneficiaries. Notwithstanding the foregoing:
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     (a)  If  all or any portion of a contribution is made  as  a result of a mistake of fact, the Trustee will, upon written request of the Company, return such portion of the contribution to the Company within one year after its payment to the Trust Fund. Earnings attributable
          to   such  portion  of  the  contribution  (or  portion
          thereof) will not be returned but will remain in the Trust Fund, and the amount returned will be reduced by
          any   losses  attributable  to  such  portion  of   the
          contribution.

     (b) Each contribution is conditioned upon the deductibility of the contribution under Code 404. To the extent the deduction is disallowed, the Trustee will return such contribution to the Company within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) will not be returned but will remain in the Trust Fund, and the amount returned will be reduced by any losses attributable to such contribution (or disallowed portion thereof).

     In the case of any such return of contribution, the Company will cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

15.3 Funding Policy. The Company will adopt a procedure, and revise it from time to time as it considers advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA.

15.4 Share Registration. Interests in the Plan, and any shares of Company Stock contributed by or purchased from the Company will be registered in accordance with requirements prescribed by the Securities and Exchange Commission. The number of shares so registered will be appropriately adjusted to reflect any stock dividends, stock splits, or other similar changes.

15.5 Purchase/Sale of Company Stock.

15.5.1 Purchases of Company Stock. If it is necessary to purchase Company Stock for the Trust Fund, such purchase may be on the open market or from the Company. If shares are purchased from the Company, the purchase will be made at the closing price of a share of Company Stock on the New York Stock Exchange for the business day immediately preceding the transaction (as reported the next following business day in The Wall Street Journal), and no commission will be paid on any purchase from the Company.

15.5.2 Sales of Company Stock. If it is necessary to convert shares of Company Stock held in the Trust Fund to cash to provide for a distribution or loan, or for any other reason required under the Plan, conversion may be made by exchanging such shares for cash (if any) then held in the Trust Fund and credited to Accounts, or by selling such shares on the open market or to the Company. If shares are exchanged for cash then held in the Trust Fund or sold to the Company, the exchange or sale will be made at the closing price of a share of Company Stock on the New York Stock Exchange for the business day immediately preceding the transaction (as reported the next following business day in The Wall Street Journal), and no commission will be paid on any sale to the Company.

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                           ARTICLE XVI

                         ADMINISTRATION

16.1 Administration.

16.1.1 Administrator. The Company is the "administrator" of the Plan, with authority to control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. Action on behalf of the Company as administrator may be taken by any of the following:

          (a)  Its Board of Directors (or a committee thereof).

          (b)  Its Chief Executive Officer.

          (c)  Its Benefit Plans Committee.

          (d) Any individual, committee, or entity to whom responsibility for the operation and administration of the Plan is allocated to by action of one of the above.

16.1.2 Third-Party Service Providers. The Company may from time to time contract with or appoint a recordkeeper or other third-party service provider for the Plan. Any such recordkeeper or other third-party service provider will serve in a nondiscretionary capacity and will act in accordance with directions given and/or procedures established by the Company.

16.2 Certain Fiduciary Provisions. The Company is a "named fiduciary" of the Plan with authority to appoint additional named fiduciaries and to allocate responsibilities among them, and the power to appoint one or more investment managers (as defined in ERISA 3(38)) to manage any assets of the Plan (including the power to acquire and dispose of such assets). If so permitted by the Company in the appointment of a named fiduciary, such named fiduciary may designate another person to carry out any or all of the fiduciary responsibilities of the named fiduciary; except that, a named fiduciary may not designate another person to carry out any responsibilities relating to the management or control of Plan assets other than in exercise of a power granted under the trust agreement to appoint an investment manager.

16.3 Payment of Expenses. The compensation and expense reimbursements payable to any fiduciary, or to any recordkeeper or other non-discretionary service provider, any other fees and expenses incurred in the operation or administration of the Plan may be paid out of the Trust Fund if not prohibited by ERISA. Such other fees and expenses include, but are not limited to, fees and expenses for investment, education or advice services, premiums on bonds required under ERISA and direct cost incurred by the Company or any Affiliate to the extent that the payment of such amounts out of the Trust Fund is not prohibited by ERISA.

16.4 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.
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16.5 Correction of Errors.  Errors may occur in the operation and administration of the Plan. The Company reserves the power to cause such equitable adjustments to be made to correct
     for   such   errors  as  it  considers  appropriate.    Such
     adjustments will be final and binding on all persons

16.6 Claims Procedure. The Company will establish a claims procedure which must be followed by any claimant as a condition to the receipt of benefits or as a condition to receipt of any other relief under or with respect to the
     Plan. The claims procedure will be set forth in written procedures (which may be in the summary plan description) that will be deemed to form a part of the Plan and are incorporated by reference into the Plan.

16.7 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

16.8 Agent For Legal Process.  The Company will be the agent  for
     service  of  legal  process  with  respect  to  any   matter
     concerning the Plan (unless it designates some other entity or person as such agent).

16.9 Indemnification. The Company and its Affiliates jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and Employee against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in the administration of the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

16.10 Exercise of Authority. The Company and any person who has authority with respect to the management, administration or investment of the Plan may exercise that authority in its/his/her full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of this document (or any other document established for use in the administration of the Plan) relevant to the issue under consideration. The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by any court of law unless found to be arbitrary and capricious, or made in bad faith.

16.11 Telephonic or Electronic Notices and Transactions. Any notice that is required to be given under the Plan to a Participant or Beneficiary, and any action that can be taken under the Plan by a Participant or Beneficiary (including enrollments, changes in deferral percentages, loans, withdrawals, distributions, investment changes, consents, etc.), may be by means of voice response or other electronic system to the extent so authorized by the Company and permitted under the Code.

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                          ARTICLE XVII

                 AMENDMENT, TERMINATION, MERGER


17.1    Amendment.

17.1.1 Amendment. The Company expressly reserves the right to amend the Plan in whole or in part at any time and from time to time. An amendment may be adopted:

     (a)  By resolution of the Board of Directors.

     (b)  By signed writing of the Chief Executive Officer.

     (c) By signed writing of the Benefit Plans Committee to the extent amendment authority has been delegated by the Board of Directors.

     (d) By signed writing of any person to whom amendment authority has been delegated by action of one of the above.

     No action by any person or body with amendment authority will constitute an amendment to the Plan unless it is expressly designated as an amendment to the Plan.

17.1.2 Effect on Prior Operation of Plan. An amendment will not affect the operation of the Plan or the rights of any Participant retroactive to a date prior to the effective date of the amendment. The Account of a Participant (and all payment options and other rights with respect thereto) will be determined and paid in accordance with the terms of the Plan in effect as of his/her Termination of Employment, without regard to any subsequent amendment to the Plan (including an amendment with an effective date retroactive to a date prior to Termination of Employment) unless such amendment is required by law to be applied to the Participant or the amendment expressly provides that it will apply to Participants who have already had a Termination of Employment. The Company reserves the right to adopt an amendment with a retroactive effective date to the extent that retroactive application of the amendment is required by law or for any other reason deemed appropriate by the Company.

17.1.3 Effect on Vesting. An amendment will not reduce the vested percentage of a Participant determined as of the later of the effective or adoption date of the amendment. Further, if the Company amends the vesting schedule under the Plan, with respect to any Participant who has three (3) or more years of vesting service (determined using the elapsed time methodology set forth in ERISA Reg. 2530.200b-
     9), the Company either will permit such Participant to elect to have his/her vested percentage computed without regard to such amendment or will amend the Plan to provide that the vested interest of such Participant will be the greater of his/her vested interest with regard to such amendment or his/her vested interest without regard to such amendment.

17.1.4 Effect on Protected Benefits. An amendment will not reduce any Account balance or eliminate any optional form of benefit to the extent to prohibited under Code 411(d)(6).
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Page 34
17.2 Permanent Discontinuance of Contributions. The Company may completely discontinue contributions under the Plan. No Employee will become a Participant after such discontinuance and each Participant will be fully vested in his/her Account balance. Subject to the foregoing, all of the provisions of the Plan will continue in effect, and upon entitlement thereto distributions will be made in accordance with the terms of the Plan.

17.3 Termination. The Company may terminate the Plan at any time and for any reason by action of its Board of Directors. After the Plan is terminated no further contributions will be made. Distributions will be made to Participants and Beneficiaries promptly after the termination of the Plan, but not before the earliest date permitted under the Code and applicable regulations, and the Plan and any related trust agreement or group annuity contract will continue in force for the purpose of making such distributions.

17.4 Partial Termination. If the Company determines that there has been a partial termination of the Plan, any Participant affected by such partial termination will become vested in his/her Account.

17.5 Merger, Consolidation, or Transfer of Plan Assets. If the Plan is merged or consolidated with any other plan, or if assets or liabilities of the Plan are transferred to any other plan, provision will be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

17.6 Deferral of Distributions. In the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Company or the Trustee may defer any distribution of benefits to Participants and Beneficiaries with respect to which such discontinuance or termination applies (except for distributions which are required to be made under Code
       401(a)(9)) until appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.


                          ARTICLE XVIII

                    PREDECESSOR PLAN ACCOUNTS

18.1 Transfers from Other Plans. The Company may from time to time arrange for the merger of another qualified defined contribution plan into this Plan, or may accept the transfer of account balances from a qualified plan maintained by a Predecessor Employer to this Plan. A Predecessor Plan
     Subaccount will be maintained to reflect amounts attributable to any merger or transfer (and more than one Predecessor Plan Subaccount may be maintained with respect to a given merger or transfer as deemed appropriate by the Company to Account for different contribution sources or for any other reason).

18.2 Optional Forms of Payment. All optional forms of payment available under the Predecessor Plan will be available under this Plan for a Predecessor Plan Subaccount; except that, any hardship standards on withdrawals will be as specified in this Plan, and optional forms of payment may be modified or eliminated to the extent so permitted under Code
      411(d)(6).
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Page 35
18.3 Special Rules if Survivor Annuity Requirements Apply.

18.3.1 To Whom this Section Applies. This Section applies with respect to a Participant if:

          (a) The Predecessor Plan was a money purchase pension plan and after the transfer of the Predecessor Plan Account to this Plan the Predecessor Plan Subaccount remains subject to the survivor annuity requirements of Code 417; or

          (b) A life annuity is an available optional form of payment with respect to a Predecessor Plan Subaccount, the Participant elects to receive a life annuity and the Participant has a Spouse on the pension commencement date.

18.3.2 Payment Form. A Participant to whom this Section applies will have his/her Predecessor Plan Subaccount applied to purchase a life annuity if the Participant does not have a Spouse on his/her pension commencement date, or a qualified joint and survivor annuity if the Participant does have a Spouse on his/her pension commencement date, unless the Participant elects an optional form of payment. A Participant may elect to waive the life annuity or qualified joint and survivor annuity and instead elect to receive have his/her Predecessor Plan Subaccount paid in any optional form of payment available with respect to such Subaccount.

     For purposes of this Section, a "life annuity" is a an annuity providing equal periodic payments to the Participant with the last such payment due for the period in which the Participant dies; and a "qualified joint and survivor annuity" is an annuity providing equal periodic payments to the Participant with the last such payment due for the period in which the Participant dies, but with the provision that if the Participant is survived by his/her Spouse on the pension commencement date, fifty percent (50%) of the period payment will be continued to such Spouse with the last such period payment due for the period in which the Spouse dies.

18.3.3 Spousal Consent Requirement. If a Participant elects to waive the qualified joint and survivor annuity and elects to have his/her Account balance paid in an optional form of payment, the election will not take effect unless:

     (a) The election specifically designates a specific optional payment form and a specific joint annuitant or Beneficiary, if applicable, with respect thereto (these designations cannot be changed without further consent of the Spouse).

     (b)  The Spouse consents in writing to the election.

     (c) The Spouse's consent acknowledges the effect of the election.

     (d) The Spouse's consent is witnessed by a notary public or an authorized representative of the Plan.

     Consent of the Spouse will be deemed to have been obtained if it is established to the satisfaction of the Company that such consent cannot be obtained because the Spouse cannot be located or because of such other circumstances as may be prescribed by the Secretary of the Treasury. A consent by a Spouse will be effective only with respect to such Spouse, and cannot be revoked.
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18.3.4      Conditions  Relating  to  Election  of  Options.    A
     Participant will be provided with a written explanation of the terms and conditions of the life annuity or qualified joint and survivor annuity. The written explanation will include an explanation of the Participant's right to waive the life annuity or qualified joint and survivor annuity and the effect of such waiver, the Participant's right to have at least thirty (30) days to consider such waiver, the Participant's right to revoke a waiver and the effect of such revocation, and the rights of the Participant's Spouse with respect thereto.

     The waiver of a life annuity or qualified joint and survivor annuity and the election of an optional payment form must be made on such form and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of voice response or other electronic system under circumstances authorized by the Company). The Participant must designate on such form the specific optional payment form and, if applicable, the specific joint annuitant or Beneficiary with respect thereto. The waiver and election may be revoked by the Participant prior to the pension commencement date or, if later, prior to the end of the seven (7) day period that begins the day after the written explanation is provided to the Participant.

18.3.5 Qualified Preretirement Survivor Annuity. If a Participant to whom this Section applies dies before commencement of the life annuity or qualified joint and survivor annuity, and if the Participant has a Spouse on the date of death, the Account balance of the Participant will be applied to purchase an annuity for the life of the Spouse unless the Spouse files a written election of some other form of payment after the Participant's death and prior to the due date of the first benefit payment to the Spouse.


                           ARTICLE XIX

                    MISCELLANEOUS PROVISIONS

19.1 Special Top-Heavy Rules. The following provisions apply in any Plan Year in which the Plan is top-heavy.

19.1.1 Minimum Contribution. If the Plan is top-heavy for a Plan Year, a minimum contribution will be made for such Plan Year on behalf of each Active Participant who is not a Key Employee and who is employed with the Company or an Affiliate on the last day of such Plan Year. The minimum contribution will equal that percentage of the Participant's compensation for the Plan Year which is the smaller of:

     (a)  Three percent (3%).

     (b)  The  percentage  which  is the  largest  percentage  of
          compensation   allocated  to  any  Key  Employee   from
          employer contributions for such Plan Year.

     The 401(k) Contributions made on behalf of non-key Employees will not be counted toward the minimum contribution required under this Section (however, such contributions made on behalf of Key Employees will be counted for purposes of determining the percentage in (b)).
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Page 37
19.1.2 Definitions. The following terms have the following meanings in this Section:

     (a)  "Compensation"  means compensation as defined  in  Sec.
          6.3.2, but disregarding any amounts in excess of the limit in effect under Code 401(a)(17).

          (b) "Determination Date" means the last day of the preceding Plan Year.

          (c) "Determination Period" means the Plan Year in which the applicable Determination Date occurs and the four preceding Plan Years.

          (d)   "Key  Employee"  means  any  Employee  or  former
          Employee of the Company or an Affiliate who is defined as such under Code 416(i).

          (e) "Required Aggregation Group" means each qualified plan of the Company or an Affiliate in which at least one Key Employee participates in the Plan Year that contains the Determination Date or any of the four preceding Plan Years, and any other qualified plan of the Company or an Affiliate that enables such a Plan to meet the requirements of Code 401(a)(4) and 410.

          (f) "Permissive Aggregation Group" means the Required Aggregation Group plus any other qualified plan of the Company or an Affiliate which, when consolidated as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code
           401(a)(4) and 410.

          (g) "Present Value" for purposes of determining whether a defined benefit plan is Top-Heavy, will be calculated using the actuarial assumptions specified in the defined benefit plan for this purpose.

     (h) "Top-Heavy" means the condition of the Plan (or of all within the required aggregation group or permissive aggregation group) that would exist if, as of the
          Determination Date for the Plan Year, the Account balances plus the present value of the accrued benefits of the Key Employees exceeded sixty percent (60%) of the Account balances plus the present value of the accrued benefits of all Employees. For purposes of making this calculation:

                     (1)   The  Account balances and the  present
               value of accrued benefits will be determined as of the most recent Valuation Date that falls within the 12-month period ending on the Determination Date.

          (2)  The  Account  balances and accrued benefits  of  a
               Participant who is not a Key Employee but who  was
               a   Key   Employee  in  a  prior  year   will   be
               disregarded.

          (3) The Account balances of any Employees who has not been credited with at least one Hour of Service with the Company or an Affiliate at any time during the five (5)-year period ending on the Determination Date will be disregarded.
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Page 38
                    (4) For purposes of determining if a defined benefit plan included in a Required Aggregation Group of which this Plan is a part is Top-Heavy, the accrued benefit to any Employee (other than a Key Employee) will be determined under the method that is used for accrual purposes under all defined benefit plans maintained by the Company or an Affiliate or, if there is no such method, as if such benefit accrued not more rapidly than the lowest accrual rate permitted under Code 411(b)(1)(C).

          (i) If an individual has not performed services for the employer at any time during the five-year period ending on the determination date with respect to a Plan Year, any Account balance or accrued benefit for such individual will not be taken into Account for such Plan Year.

19.1.3 Exception For Collective Bargaining Unit. The minimum contribution requirement described above will not apply to any Employee covered by the provisions of a collective bargaining agreement.

19.2 Qualified Military Service. The Plan will comply with the requirements of Code 414(u) with respect to each Participant who is absent from service because of "qualified military service" (as defined in Code 414(u)(5)) provided that he/she returns to employment within such period after the end of the qualified military service as is prescribed under Code 414(u) (or other federal law cited therein). Accordingly, any such Participant will be permitted to make additional 401(k) Contributions after his/her reemployment, will receive Matching Contributions on such 401(k) Contributions, and will receive service credit for the period of qualified military service as required under Code
      414(u).

19.3 Insurance Company Not Responsible for Validity of Plan. Any insurance company that issues a contract under the Plan will not have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and will have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

19.4 No Guarantee of Employment. The Plan is not an employment agreement, and participation herein does not constitute a guarantee of employment with the Company or any Affiliate.

19.5 Use of Compounds of Word "Here".  Use of the words "hereof",
     "herein",  "hereunder", or similar  compounds  of  the  word
     "here" will mean and refer to the entire Plan unless the context clearly indicates to the contrary.

19.6 Construed as a Whole. The Plan is to be construed as a whole in such manner as to carry out its purpose and a given provision is not to be construed separately without relation to the context.

19.7 Headings.   Headings  at  the  beginning  of  Articles   and
     Sections   are  for  convenience  of  reference,   are   not
     considered a part of the text of the Plan, and will not influence its construction.


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                            ADDENDUM

                SPECIAL RULES FOR PLAN YEAR 2000


The ADM 401(k) Plan for Hourly Employees ("401(k) Plan") was established effective January 1, 2000, with 401(k) Contributions allowed starting August 1, 2000. Prior to August 1, 2000, Before-Tax Contributions were allowed under the ADM Employee Stock Ownership Plan ("ESOP") for Hourly Employees, and after that date, 401(k) Contributions are allowed under the 401(k) Plan.

Certain transition rules will apply as a result of the adoption of the 401(k) Plan that are relevant only to the Plan Year beginning January 1, 2000, and ending December 31, 2000, and such rules are set forth in this Addendum.

                                I

                 TRANSFER OF DIVERSIFIED AMOUNTS

The ESOP previously contained Subaccounts that were invested in investment funds other than Company Stock, including Predecessor Plan Accounts and Accounts that were diversified after age fifty-five (55) at the election of the Participant. Such Subaccounts will be transferred to the 401(k) Plan on or as soon as administratively practicable after August 1, 2000, to be established in a comparable Subaccount under the 401(k) Plan on behalf of the Participant.

                               II

              CALCULATION OF MATCHING CONTRIBUTION

The Matching Contribution under the ESOP for the Plan Year will be calculated based upon both Before-Tax Contributions made under the ESOP prior to August 1, 2000, and 401(k) Contributions made under the 401(k) Plan after August 1, 2000.

                               III

             APPLICATION OF CERTAIN LIMITS AND TESTS

II.2 Application of 402(g) Limit.
The Before-Tax Contributions made under the ESOP prior to August 1, 2000, and 401(k) Contributions made under the 401(k) Plan after August 1, 2000 (together with elective deferrals under any other plan maintained by the Company or any Affiliate), will not exceed the limit in effect under Code 402(g) for the Plan Year.

III.2 Application of 401(k)/401(m) Nondiscrimination Test. The average deferral percentage test of Code 401(k)(3) will be applied separately with respect to Before-Tax Contributions made under the ESOP prior to August 1, 2000, and 401(k) Contributions made under the 401(k) Plan, with each test applied based on compensation (using a definition under Code 414(s)) for the full Plan Year (but disregarding amounts paid prior to the date on which an Eligible Employee became an Active Participant or ceased to be an Active Participant).
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Page 40
The aggregate contribution percentage test of Code 401(m) will be applied with respect to Matching Contributions made under the ESOP both prior to and after August 1, 2000.

III.3     Correction to Comply with Code  415.
If a Participant has Annual Additions in excess of the limits under Code 415; first, 401(k) Contributions (including investment gain) will be refunded to the Participant as provided in the 401(k) Plan; second, Before-Tax Contributions (including investment gain) will be refunded to the Participant; and finally the Matching Contributions will be forfeited as provided in the ESOP.


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Page 41

          ADM 401(K) AND EMPLOYEE STOCK OWNERSHIP PLANS
                      FOR HOURLY EMPLOYEES
                           APPENDIX A


The participating location(s) hereunder and the coverage date of such location(s) are as specified on the List of Participating
Locations for the Plans.

The   following  sets  forth  the  terms  that  apply   to   each
participating location hereunder.

401(k)                    An   Active   Participant  under   this
Contributions:            Appendix  may  elect to reduce  his/her
                          current   compensation  for  a  payroll
                          period   by   not  more  than   fifteen
                          percent  (15%) in order  to  receive  a
                          401(k) Contribution.


Matching Schedule:        An   Active   Participant  under   this
                          Appendix  will  receive  the  following
                          Matching Contributions:

                              For 401(k)         The Matching
                            Contributions      Contribution will
                           representing the    be the following
                          following percent     percent of the
                             of Certified        Participant's
                             Earnings for           401(k)
                           payroll periods     Contributions for
                                ending          payroll periods
                           within the Plan     ending within the
                                 Year              Plan Year

                             The first 4%            100%
                             The next 2%              50%
                               Above 6%              None


41